Exhibit 23.3

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 9, 2011 on the financial statements of Ballroom Dance Fitness, Inc., a Florida corporation (the "Company"), in the Company's Registration Statement on Form S-1 Amendment No. 10 filed with the Securities Exchange Commission on December 21, 2011 (the "Registration Statement").

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Hamilton PC
Hamilton PC
2121 S. Oneida St., Suite 312
Denver, CO  80224
P: (303) 548-8072

Dated: December 21, 2011

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